As Filed with the Securities and Exchange Commission on March 18, 2011

File No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Dominion Resources, Inc.	VIRGINIA	54-1229715
(Exact name of Registrant as specified in its charter)	(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

120 TREDEGAR STREET, RICHMOND, VIRGINIA 23219

(804) 819-2000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

CARTER M. REID, VICE PRESIDENT, GENERAL COUNSEL AND CORPORATE SECRETARY

JAMES P. CARNEY, VICE PRESIDENT AND ASSISTANT TREASURER

DOMINION RESOURCES, INC.

120 TREDEGAR STREET RICHMOND, VIRGINIA 23219

(804) 819-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

SHARON L. BURR

DOMINION RESOURCES, INC.

120 TREDEGAR STREET

RICHMOND, VIRGINIA 23219

Approximate date of commencement of proposed sale to the public: From time to time after effectiveness.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by checkmark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of a “large accelerated filer”, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☒	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered/ Proposed Maximum Offering Price per Unit/ Proposed Maximum Offering Price/ Amount of Registration Fee
Common Stock (without par value)	(1)

(1)	An indeterminate aggregate initial offering price or number of the securities of the identified class is being registered as may from time to time be offered at indeterminate prices. In accordance with Rules 456(b) and 457(r), the Registrant is deferring payment of all of the registration fee.

EXPLANATORY NOTE

All of the shares of Common Stock being registered hereby will be used for Dominion Direct Investment, the Registrant’s direct stock purchase and dividend reinvestment plan.

The information in this preliminary prospectus is not complete and may be changed. This preliminary prospectus is not an offer to sell these securities, and we are not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 18, 2011

i

Dated March , 2011

Dominion Resources, Inc.

Dominion Direct®

A Stock Purchase and Dividend Reinvestment Plan for Dominion Common Stock

                   Shares of Common Stock

(Without Par Value)

Dominion is offering Dominion common stock through Dominion Direct, the company’s direct stock purchase and dividend reinvestment plan. This prospectus provides information about Dominion, including risk factors, which you should consider before you decide to invest. If you decide to invest, please refer to this prospectus for instructions and information you will need to enroll and participate in Dominion Direct.

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. The continuation of Dominion Direct by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

Note: The common stock offered in this prospectus has not been approved or disapproved by the SEC or any state securities commission, nor have these organizations determined that this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

About Dominion

Dominion is one of the nation’s largest producers and transporters of energy, with a portfolio of approximately 27,600 megawatts of generation, 11,000 miles of natural gas transmission, gathering and storage pipeline and 6,100 miles of electric transmission lines. Dominion operates the nation’s largest natural gas storage system with 947 billion cubic feet of storage capacity and serves retail energy customers in 14 states. Corporate headquarters are in Richmond, VA.

Dominion’s strategy is to be a leading provider of electricity, natural gas and related services to customers in the energy-intensive Midwest, Mid-Atlantic and Northeast regions of the U.S., a potential market of 50 million homes and businesses where 40 percent of the nation’s energy is consumed.

Where You Can Find More Information

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our file number with the SEC is 001-08489. Our SEC filings are available to the public over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. You may also read and copy these documents at the office of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, until we sell all of these securities.

•	Annual Report on Form 10-K for the year ended December 31, 2010;

•	Current Reports on Form 8-K, filed January 21, 2011, and March 7, 2011; and

•	The description of the Company’s common stock contained in Form 8-K (Item 8.01) filed with the SEC on December 5, 2008.

2

You may request a copy of these filings at no cost by writing, telephoning or e-mailing us at the following address:

Corporate Secretary

Dominion Resources Services, Inc.

120 Tredegar Street

Richmond, Virginia 23219

1-804-819-2000

Shareholder.Services@dom.com

You should rely only on the information contained in this document or to which this document refers to you. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This document may only be used where it is legal to sell these securities. The information which appears in this document and which is incorporated by reference in this document may only be accurate as of the date of this document or the date of the document in which incorporated information appears. Our business, financial condition, results of operations and prospects may have changed since the date of such information.

Risk Factors

Our business is influenced by many factors that are difficult to predict, involve uncertainties that may materially affect actual results and are often beyond our control. We have identified a number of these factors in our annual reports on Form 10-K filed with the SEC and update them in our quarterly reports on Form 10-Q. You can find these factors in the section called Risk Factors in these reports. Those sections are specifically incorporated by reference into this prospectus. See “Where You Can Find More Information” above. Before you invest in Dominion, we strongly encourage you to review our latest reports. Keep in mind that these reports may contain forward-looking statements that are subject to various risks and uncertainties that could cause actual results to differ materially from management’s projections, forecasts and estimates.

3

Summary of Dominion Direct

Because this is a summary, it does not contain all the information that may be important to you. You should read the entire prospectus for more details before you decide to invest.

Enrollment: Dominion Direct is available to current Dominion shareholders as well as new investors. See “How to Enroll” below.

Minimum Share Balance Requirement: Participants must maintain a balance of at least five shares to keep their Dominion Direct account open. New participants are allowed 12 months from enrollment to invest enough to reach the required five-share minimum balance. The Administrator reserves the right to sell, without prior notification, all shares in an account in which the share balance fails to meet the five-share minimum requirement after 12 months of participation in Dominion Direct.

Optional Cash Investments: You can purchase shares with optional cash investments as often as twice per month. Bi-monthly share purchases through Dominion Direct are made on the 5th and 20th of each month or the next business day. You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct. Optional cash investments can be made by check or by automatic draft and must be at least $40. You can invest up to $100,000 per quarter. Investments over $100,000 per quarter may be returned to you at the discretion of the Administrator. You may incur a minimal charge, not to exceed $5 per cash investment, when you purchase shares. You will not be charged any brokerage commissions related to purchases.

Reinvestment of Dividends: If your share balance is 25 shares or less, your account will automatically be enrolled for full dividend reinvestment. If your share balance is greater than 25 shares, you can choose to reinvest or to receive cash dividends on some or all of your shares. Cash dividends can be paid by check or by direct deposit.

Sale of Shares: You generally will have the opportunity to sell shares through Dominion Direct at least once per week. You can request the sale of some or all of your shares; however, you cannot instruct the Administrator to sell shares at a specific time or at a specific price under

4

Dominion Direct. Proceeds you receive for any sale of shares will be reduced by a fee that is expected to be no more than 20 cents per share to cover broker fees and a portion of the administrative costs of this Plan.

Gifts or Transfer of Shares: You may transfer some or all of your shares to another person, whether or not they are a participant in Dominion Direct. Contact the Administrator for further instructions.

Statement of Account: Activity Statements are issued twice a month, generally on the 7th and 22nd, for any account with an optional cash investment or transfer transaction during that period. Statements will not be mailed following dividend reinvestments unless you request them. Once you become a shareholder, you can access your account information at your convenience by calling our toll-free number or by signing up to access your account online. If you sign up for online access, you will receive an e-mail notice when your Activity Statement is available to view online. You will have the option to elect to receive paper statements by mail.

Administrator: Dominion’s Shareholder Services Department serves as Administrator for Dominion Direct. The mailing address, e-mail address and phone numbers are:

Dominion Resources Services, Inc.

Shareholder Services, 6th floor

P. O. Box 26532

Richmond, VA 23261

Street Address for Express Deliveries:

701 East Cary Street, 6th floor

Richmond, VA 23219

E-mail Address	Shareholder.Services@dom.com
Toll-Free Telephone	1-800-552-4034
Local Richmond Area	1-804-775-2500
FAX: General Inquiries	1-804-771-6766
FAX: Sale Requests Only	1-804-771-6768

5

Investing in Dominion

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. See “Risk Factors” above.

Who Can Join

•	Current shareholders of Dominion

•	New investors residing in the U.S. who would like to become shareholders

•	Foreign citizens as long as their participation would not violate any laws in their home countries

How to Enroll

Current shareholders, as well as any new investor who wishes to make an initial purchase of Dominion stock, can enroll in Dominion Direct by mail or online.

•	Complete an Enrollment Form and send it to the Administrator with a check for $40 or more.

•	Complete an Enrollment Form and send it to the Administrator with a completed Automatic Bank Draft Authorization for $40 or more.

•	Enroll online and authorize the Administrator to draft your checking or savings account for $40 or more. See “Online Management of Your Account” below.

Participants must maintain a balance of at least five shares to keep their Dominion Direct account open.

•	New participants are allowed 12 months from enrollment to invest enough to reach the required five-share minimum balance.

•

The Administrator reserves the right to sell, without prior notification, all shares in an account in which the share balance fails to meet the minimum five-share requirement after 12 months of participation in Dominion Direct.

Shareholders can enroll to participate in the reinvestment feature of Dominion Direct.

•	Shareholders who hold shares in certificate or Direct Registration form can enroll by completing a Dividend Authorization Form. Shareholders who

6

have signed up to access their account online can enroll online.

•

If you own shares of Dominion but they are held in the name of a bank or broker you have the option to participate in the reinvestment feature by instructing your broker to register the shares in your name or by making arrangements with the broker to participate on your behalf.

Payment Methods

Investments can be made by check or automatic bank draft. You will not earn interest on any cash investments. You can request a refund on any cash investment by contacting the Administrator in writing by mail or fax at the address or fax number listed on page five. Your request must be received by the Administrator at least two business days prior to the purchase of any shares.

By check

•	Funds must be payable in U.S. dollars to Dominion Resources, Inc.

•	Your check must be received by the Administrator at least two business days prior to the purchase date. Investments received late will be held for the next purchase date.

By automatic bank draft

•	You may pre-authorize the Administrator to withdraw a set amount ($40 minimum) from a U.S. checking or savings account.

•

Automatic bank drafts are scheduled for the 1st and 15th of each month (or the next business day). Amounts withdrawn from your bank account on the 1st will be used to purchase shares on the 5th of that month. Amounts withdrawn on the 15th will be used to purchase shares on the 20th of that month. See “How Shares are Purchased” below.

•	Your automatic bank draft authorization must be received by the Administrator or submitted online at least five business days prior to your requested draft date.

•	Investments cannot be made over the phone or by credit card.

7

Returned checks or cash drafts

•

Shareholders who send checks or authorize bank drafts that are returned by their financial institution will be charged an administrative fee of $25. Any shares purchased with returned checks or drafts are subject to forfeiture unless the Administrator promptly receives funds to cover both the administrative fee and the returned check or draft. The Administrator also reserves the right to exercise offset rights on any cash or shares in your account and on any dividends paid to your account to cover any unpaid administrative fees or losses resulting from returned checks or drafts, including losses on shares purchased with such checks or drafts.

Electronic Check Conversion

•

When you invest by check, you authorize Dominion to convert your paper check into an electronic debit that instructs your financial institution to transfer funds in the amount of your investment from your account to us.

How Shares Are Purchased

•	At Dominion’s discretion, shares purchased through Dominion Direct will be either newly issued or purchased in the open market. See “Pricing of Shares Purchased” below.

•

If Dominion is funding the Plan with open market purchases rather than newly issued shares, then it will pay any broker fees for these purchases. Any broker fees paid by Dominion will be taxable income to you and reported as dividends on your Form 1099-DIV. See “Tax Consequences” below.

•	You may incur a minimal charge, not to exceed $5 per cash investment, when you purchase shares by check or by automatic bank draft.

•	An independent agent selected by the Administrator makes open market purchases.

•	Shares generally will be purchased on the 5th and 20th of each month or the next business day. Checks must be received by the Administrator at least two business days prior to a purchase date.

•	Reinvested dividends will be used to purchase shares beginning on the dividend payment date or the next business day.

8

Pricing of Shares Purchased

The price of shares purchased through Dominion Direct will be either:

•

For newly issued shares—the average of the high and low sales prices on the purchase date as reported on the New York Stock Exchange Composite Tape and reported on The Wall Street Journal’s web site at www.wsj.com, or

•

For open market purchases—the average cost of all shares purchased on a particular day or the average cost of all shares purchased over the course of several days. Due to regulatory requirements, the independent agent may be required to make open market purchases over two or more consecutive business days.

•	You cannot instruct the Administrator to purchase shares at a specific time or at a specific price under Dominion Direct.

Dividend Payment Options

Dividends, if declared, generally are paid on the 20th of March, June, September and December. The Administrator will automatically reinvest dividends on accounts with balances of 25 shares or fewer.

If your account balance is over 25 shares, you may select one of the dividend payment options below by completing a Dividend Authorization Form:

•	Full dividend reinvestment;

•	Partial dividend reinvestment; or

•	Cash dividends.

You can receive a check or have your dividends directly deposited to your bank account by completing a direct deposit authorization form.

After the dividend has been paid, participants who have elected to reinvest their dividend and have enrolled to access their account online will receive an e-mail notice when their statement is available to view online. Statements will not be mailed following dividend reinvestments unless you request them. See “Statements” below.

9

Sale of Shares

You can sell some or all of the shares you have accumulated in Dominion Direct. Shares you hold in certificate or Direct Registration form can be sold after they have been deposited into Dominion Direct. The Administrator will instruct an independent agent to sell shares at the then current market price of Dominion shares. You cannot instruct the Administrator to sell your shares at a specific price or at a specific time.

Proceeds you receive for any sale of shares will be reduced by a fee that is expected to be no more than 20 cents per share to cover broker fees and a portion of the administrative costs of this Plan.

Timing of Sales

•	Generally, shares are sold at least once a week.

•	Sale dates can vary or be suspended for up to two weeks for administrative purposes.

•	The Administrator must receive your completed and signed Sale Request Form by the close of business on the business day before a sale date.

•	You can call the Administrator on 1-800-552-4034 for expected sale dates.

Pricing of Shares Sold

•	Shares will be sold by an independent agent at the then current market price of Dominion shares.

•	The sale price of any shares sold on a particular sale date will be the weighted average price of all shares sold for participants on that sale date.

•

If you prefer to have more control over the timing and sales price, you may choose to sell your shares through a stock broker of your choosing. In this case, you can either authorize your broker to initiate a DRS PROFILE transaction to electronically transfer your shares to your brokerage account or you can request the Administrator to issue a certificate for your shares which you can then deliver to your broker for sale.

10

Requesting a Sale of Shares

•

A completed and signed Sale Request Form must be mailed, e-mailed or faxed to the Administrator. The Sale Request Form is attached to your Activity Statement or it can be downloaded and printed from your shareholder online account or the company’s web site at www.dom.com/investors/shareholder-services/index.jsp

•	On the Sale Request Form, specify the number of shares you want to sell—not the dollar amount you would like to receive.

•	Keep in mind that you must maintain a minimum of five shares to keep your Dominion Direct account open.

•	Sign the Sale Request Form exactly as the name(s) appear on your account. All owners of the account must sign.

•	Send the Sale Request Form to the Administrator by:

Mail:	Dominion Resources Services, Inc.
Shareholder Services, 6th Floor
P.O. Box 26532
Richmond, VA 23261

Street Address for Express Deliveries:
701 E. Cary Street, 6th Floor
Richmond, VA 23219

E-mail:	Shareholder.Services@dom.com
After you e-mail your request, please follow up by calling the
Administrator on 1-800-552-4034 to confirm that your e-mail was received.

Fax:	1-804-771-6768
After you fax your request, please follow up by calling the
Administrator on 1-800-552-4034 to confirm that your fax was received.

•

If you request a sale of all of your shares and you have authorized automatic drafts from your bank account, you must notify the Administrator in writing to remove the drafts, as the timing of your request may prevent it from being removed automatically. If you have signed up for online account access, you may terminate the automatic draft online.

11

Sale Proceeds

•	We will send a check by U.S. Mail with the proceeds of any sale of shares.

•	The check will be mailed to your address of record on the settlement date, which is three business days after the sale.

•	At this time, sale proceeds cannot be directly deposited into your bank account.

The Administrator reserves the right to deny delivery other than to the address of record.

Statements

The Administrator will send you an Activity Statement for each optional cash investment or transfer transaction. With the exception of the year-end account statement, each statement includes an Investment Coupon and Sale Request Form. Activity Statements are issued twice per month, generally around the 7th and 22nd. Statements will not be mailed following dividend reinvestments unless you request them. All participants will be mailed a year-end account statement, which details an entire year’s transactions, and is mailed in January of the subsequent year. You should retain all year-end statements in order to establish the cost basis of shares purchased under Dominion Direct for tax and other purposes.

Participants who have signed up to access their account online will receive an e-mail notice when their statement is available to view online (Electronic Notification). For all other participants, the Administrator will mail all notices, statements and reports to your address of record.

Please review your statements carefully and inform the Administrator promptly of any corrections to your account registration or any change in your postal or e-mail address. You may change your postal or e-mail address online or you may send a written notice to the Administrator at the address listed on the back of this prospectus. Written notices must be signed and should include your account number, a daytime phone number, and your previous address. See “Online Management of Your Account” below.

12

Stock Certificate Issuances

Stock certificates are valuable and expensive to replace if lost or stolen, therefore, the Administrator will not issue certificates unless specifically requested by you. Instead, all shares will be held in Dominion Direct or, in some cases, in a book-entry account in your name. See “Direct Registration System (DRS)” below.

To request a stock certificate for any of the shares held in your Plan account, send written instructions to the Administrator. All certificates will be issued in the account holder’s name. Certificates are mailed via the U.S. Postal Service to your address of record. The Administrator reserves the right to deny delivery other than to the address of record.

Lost Stock Certificates

We encourage you to search diligently for lost certificates. As stated earlier, stock certificates are valuable and are expensive to replace if lost, stolen or otherwise destroyed. If, after your diligent search, you are still unable to locate the certificate, please contact the Administrator to report the loss. The Administrator will need your name, mailing address, the stock certificate number and the number of shares. A stop code will then be placed on the lost certificate to prevent any future transactions of those shares. You will be mailed paperwork to complete and have notarized along with a schedule of fees to have the certificate(s) replaced. Once we receive your completed documentation and payment of fees, the lost certificate will be cancelled and the shares will be credited to your Dominion Direct account.

Share Safekeeping

Dominion Direct offers you the convenience of depositing your certificates for safekeeping. To deposit your stock certificates into your Dominion Direct account, send them to the Administrator with a completed and signed letter of transmittal. You may request a letter of transmittal by contacting the Administrator. Do not endorse the certificate(s). When mailing certificates, we recommend that you use Registered Mail, insured for 2% of the market value of the certificates.

If you hold shares in Direct Registration form, you may instruct the Administrator to deposit those shares into your Dominion Direct account by notifying the

13

Administrator in writing or by indicating such on the Letter of Transmittal.

Share Transfers

To transfer some or all of your shares to another name, call the Administrator to request Transfer Instructions. Signatures must be Medallion Guaranteed by a financial institution such as a bank, savings and loan, credit union or brokerage firm that is a member of the Securities Transfer Agents Medallion Program (STAMP). The Administrator will process your request promptly once your completed Transfer Instructions are received. This service is free.

Note: When transferring shares to open a new Dominion Direct account, the new account can only be opened with a transfer of five shares or more.

To transfer shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request the electronic transfer using the Direct Registration System. See “Direct Registration System (DRS)” below.

Direct Registration System (DRS)

Dominion is participating in the Direct Registration System (DRS). The direct registration form of ownership allows shares to be issued without requiring a physical stock certificate and eliminates the need for you to safeguard and store certificates. Shares in direct registration (book-entry) form can be electronically transferred between Dominion’s records and your broker-dealer account without the need to deliver a physical certificate. Based on your instructions, your broker can initiate a DRS PROFILE transaction to electronically transfer shares from your Dominion Direct account to your brokerage account. For information concerning authorization of electronic share movement, please contact your broker-dealer.

14

Changes to Your Account

To make a name change on your account, please refer to the “Share Transfers” section. For other account changes, such as address changes or changes to your reinvestment option, cash draft and direct deposit information, send the Administrator written instructions signed exactly as the name(s) appear on your account. Please be sure to include your name, account number and daytime phone number on all correspondence. You may also make changes to your account online. See “Online Management of Your Account” below.

Online Management of Your Account

New investors, as well as registered shareholders, can enroll in Dominion Direct online. Visit www.dom.com and click Investors, Shareholder Services and then select Access Your Account Online. Once you have accessed the sign-in page, click First Time Visitor. Registered shareholders should follow the directions for New Member Sign-Up. Once enrolled, you can manage your account by taking advantage of online features including:

•	Review account balance and dividend payment detail;

•	Receive an e-mail notice when your statement is available to review online;

•	Authorize automatic bank drafts to purchase additional shares;

•	Sign up for direct deposit of dividends or dividend reinvestment;

•	Change your postal or e-mail address;

•	Change automatic bank draft information and amounts; and

•	Change dividend reinvestment options.

15

Closing Accounts

To close your Dominion Direct account, give written notice to the Administrator or complete and return the Sale Request Form attached to your Activity Statement. If you withdraw all shares from your Dominion Direct account, future dividends on shares you hold in DRS or certificate form will be paid in cash.

If you close your account and have authorized automatic drafts from your bank account, the Administrator must be notified in writing to remove the automatic draft as the timing of your request may prevent it from being removed automatically. If you have signed up for online account access, you may terminate the automatic bank draft online.

To transfer full shares from your Dominion Direct book-entry account to your brokerage account, contact your broker to request the transfer using the Direct Registration System. Your broker can initiate the electronic transfer of shares.

Tax Consequences

All dividends paid to you or on shares held in your account—whether or not they are reinvested—are considered taxable income.

If Dominion is funding Dominion Direct with shares purchased on the open market rather than newly issued shares, then it will pay any brokerage fees for these purchases. Any broker fees paid by Dominion will be taxable income to you. These fees are not expected to be more than seven cents per share.

The total amount of dividends and any broker fees will be reported to you on your Form 1099-DIV, and to the Internal Revenue Service (“IRS”), shortly after the end of each year.

Any sale of shares made through the Administrator will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns. See “Cost Basis” below.

Dividends on Dominion Direct shares held for or on behalf of non-resident aliens or non-U.S. entities generally are subject to income tax withholding. Any dividend reinvestment will therefore be made net of any taxes withheld.

16

Cost Basis

For sales of Dominion stock purchased on or after January 1, 2011 (“Covered Stock”), Dominion is required to annually report certain information to the IRS. For any sale of Dominion stock (whether Covered Stock or not), Dominion is required to report annually to you and the IRS the gross proceeds resulting from such sales. For sales of Covered Stock, Dominion also is required to report (i) your adjusted tax basis in such Covered Stock, and (ii) whether any gain or loss with respect to such sale is long-term or short-term. Unless you adequately indicated otherwise, Dominion will calculate your adjusted basis and your gain or loss, if any, on sales of Covered Stock using the default method required by Treasury Regulation §1.1012-1. In general, for shares of Dominion stock acquired on different dates, Dominion will assume the shares you sell are those that were purchased earliest (i.e., First In, First Out, or, FIFO) and, to the extent that such shares constitute Covered Stock, Dominion will calculate your adjusted basis and any gain or loss in accordance with that assumption. As noted above, you can use a different method by adequately notifying Dominion of the different method you elect to use. The rules governing the methods for determination of your adjusted basis and gain or loss on sales of Covered Stock, however, are complex. Consequently, we recommend you consult your own tax advisor if you wish Dominion to use a method of calculating your adjusted basis and gain or loss that is different than the default method otherwise specified by Treasury Regulation §1.1012-1. Once you sell your Dominion stock, the method used to calculate your adjusted basis and any gains or losses with respect to such stock cannot be changed. Therefore, it is important to consider the tax implications before you request a sale.

Dominion will not provide cost basis information for Dominion stock acquired prior to January 1, 2011 to either you or the IRS. We urge you to consult your own tax advisor for assistance with the calculation of your adjusted basis in such stock. Special tax issues may apply to some participants.

Be sure to keep your statements for income tax purposes. You may obtain copies of statements for the previous five years for a fee of $5 per year. To obtain copies, submit a written request along with your check payable to Dominion Resources Services, Inc. General historical pricing is available on the Internet at http://www.dom.com/investors/pdf/cost_basis.pdf.

You may obtain duplicate copies of Form 1099-DIV or Form 1099-B for years other than the current year for a fee of $5 per year. To obtain copies, submit a written request along with your check payable to Dominion Resources Services, Inc.

Voting

Each share of common stock is entitled to one vote in the election of directors and other matters. Common stock shareholders are not entitled to cumulative voting rights.

We will mail or make electronically available to you proxy materials for each shareholder meeting. The proxy allows you to indicate how you want your shares to be voted (shares of record plus the shares held in Dominion Direct). We will vote your shares as you indicate. If you sign your proxy and do not make a selection, your shares will be voted as recommended by Dominion’s Board. No vote will be recorded for shares unless a properly signed proxy is returned. (Shareholders whose shares are held in “street name” will receive voting instructions from their broker.)

Stock Splits and Other Distributions

If Dominion declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date. Shares will be distributed in book-entry form (rather than certificates) and these shares will be added to your Dominion Direct account. The Administrator will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this prospectus.

In the event of a stock subscription or other offering of rights to shareholders, your rights will be based on your total

17

holdings (shares of record plus the shares held in Dominion Direct).

Changes to Dominion Direct

We may add to, modify or terminate Dominion Direct and its administrative procedures at any time. We will send you written notice of any significant changes. For participants who elect Electronic Notification, we will send the notice by e-mail.

18

Responsibilities of Dominion and the Administrator

Dominion’s Shareholder Services Department serves as Administrator for Dominion Direct. The Administrator responds to inquiries from participants, maintains records, sends statements of account, and performs other duties related to Dominion Direct. In addition, the Administrator administers the nominee account of Dominion shares held for the benefit of Dominion Direct participants and has appointed an independent agent who is responsible for purchasing and selling Dominion shares in the open market.

Dominion believes its serving as Administrator to Dominion Direct rather than a registered broker-dealer or federally insured bank poses no material risk to any participating investor.

You should recognize that neither Dominion nor the Administrator can assure a profit or protect against a loss on Dominion common stock purchased under Dominion Direct. The continuation of Dominion Direct by Dominion does not constitute an assurance with respect to either the value of Dominion common stock or whether Dominion will continue to pay dividends on its common stock or at what rate.

In acting under the terms and conditions of Dominion Direct as described in this prospectus, neither Dominion nor any of its agents or subsidiaries shall be liable with respect to the price at which Dominion common stock is purchased for your account or with respect to any fluctuation in the market value before or after the purchase of Dominion common stock.

Governing Law

The laws of the Commonwealth of Virginia, other than its conflicts of law rules, govern the terms and conditions of Dominion Direct.

Use of Proceeds

The proceeds from the sale by Dominion of newly issued common shares offered by Dominion Direct will be added to the general corporate funds of Dominion and will be used to meet its working capital requirements and the working capital requirements of its subsidiaries.

19

Experts

The financial statements incorporated in this prospectus by reference from Dominion Resources, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2010 and the effectiveness of Dominion Resources, Inc.’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference, which reports (1) express an unqualified opinion on the financial statements and includes an explanatory paragraph relating to the adoption of new accounting standard and (2) express an unqualified opinion on the effectiveness of internal control over financial reporting. Such financial statements have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

Legal Matters

Carter M. Reid, Esq., Vice President, General Counsel and Corporate Secretary of Dominion, has passed upon the legality of the securities being offered pursuant to Dominion Direct.

Limitations of Liability and Indemnification Under the Securities Act

Neither Dominion nor the Administrator will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of Dominion Direct as described in this prospectus and on the forms that accompany each investment or activity. The SEC believes that this liability limitation does not cover violations of federal securities laws.

We indemnify our officers and directors to the fullest extent permitted under Virginia law against all liabilities incurred in connection with their service to us. The SEC believes that indemnification of officers and directors for liabilities arising under the Securities Act of 1933 is against public policy and unenforceable.

20

[

21

PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Per Offering*
Securities and Exchange Commission Fee	$	**
Printing Expenses		*
Accountant Fees		*
Listing Fees		***
Miscellaneous		*

Total	$	*

*	Because an indeterminate amount of securities is covered by this registration statement, the expenses in connection with the issuance and distribution of the securities are therefore not currently determinable.
**	Under SEC Rules 456(b) and 457(r), the Securities and Exchange Commission fee will be paid at the time of any particular offering of securities under this registration statement, and is therefore not currently determinable.
***	The listing fee is based upon the principal amount of securities listed, if any, and is therefore not currently determinable.

Item 15. Indemnification of Directors and Officers.

Article VI of Dominion’s Articles of Incorporation mandates indemnification of its directors and officers to the full extent permitted by the Virginia Stock Corporation Act (the Virginia Act) and any other applicable law. The Virginia Act permits a corporation to indemnify its directors and officers against liability incurred in all proceedings, including derivative proceedings, arising out of their service to the corporation or to other corporations or enterprises that the officer or director was serving at the request of the corporation, except in the case of willful misconduct or a knowing violation of a criminal law. Dominion is required to indemnify its directors and officers in all such

22

proceedings if they have not violated this standard. Dominion has also entered into agreements with its directors and officers regarding mandatory advancements of expenses after a proceeding is commenced, as permitted by Virginia law and Dominion’s Articles of Incorporation.

In addition, Article VI of Dominion’s Articles of Incorporation limits the liability of its directors and officers to the full extent permitted by the Virginia Act as now and hereafter in effect. The Virginia Act places a limit on the liability of a director or officer in derivative or shareholder proceedings equal to the lesser of (i) the amount specified in the corporation’s articles of incorporation or a shareholder-approved bylaw; or (ii) the greater of (a) $100,000 or (b) twelve months of cash compensation received by the director or officer. The limit does not apply in the event the director or officer has engaged in willful misconduct or a knowing violation of a criminal law or a federal or state securities law. The effect of Dominion’s Articles of Incorporation, together with the Virginia Act, is to eliminate liability of directors and officers for monetary damages in derivative or shareholder proceedings so long as the required standard of conduct is met.

Dominion has purchased directors’ and officers’ liability insurance policies. Within the limits of their coverage, the policies insure (1) the directors and officers of Dominion against certain losses resulting from claims against them in their capacities as directors and officers to the extent that such losses are not indemnified by Dominion and (2) Dominion to the extent that it indemnifies such directors and officers for losses as permitted under the laws of Virginia.

Item 16. Exhibits.

Exhibit No.	Description of Document
5.1	Opinion of Carter M. Reid, Vice President, General Counsel and Corporate Secretary of Dominion Resources, Inc.*

23.1	Consent of Carter M. Reid, Vice President, General Counsel and Corporate Secretary of Dominion Resources, Inc. (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24	Powers of Attorney (included on signature page).

*	Filed herewith.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

23

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(A) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(B) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was a part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) The undersigned registrant undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the

24

securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(8) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be a part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

25

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, the Commonwealth of Virginia, on the 18th day of March, 2011.

DOMINION RESOURCES, INC.

By	/S/ THOMAS F. FARRELL, II
Thomas F. Farrell II Chairman, President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities stated below and on the 18th day of March, 2011. The officers and directors whose signatures appear below hereby constitute Carter M. Reid, E.J. Marks, III, or Sharon L. Burr, any one of whom may act, as their true and lawful attorneys-in-fact, with full power to sign on their behalf individually and in each capacity stated below and file all amendments and post-effective amendments to the registration statement making such changes in the registration statement as the registrant deems appropriate, and generally to do all things in their name in their capacities as officers and directors to enable the registrant to comply with the provisions of the Securities Act of 1933 and all requirements of the Securities and Exchange Commission.

Signatures	Titles

/S/ THOMAS F. FARRELL, II Thomas F. Farrell II	Chairman of the Board of Directors, President and Chief Executive Officer

/S/ WILLIAM P. BARR William P. Barr	Director

/S/ PETER W. BROWN Peter W. Brown	Director

/S/ GEORGE A. DAVIDSON, JR. George A. Davidson, Jr.	Director

/S/ HELEN E. DRAGAS Helen E. Dragas	Director

/S/ JOHN W. HARRIS John W. Harris	Director

/S/ ROBERT S. JEPSON, JR. Robert S. Jepson, Jr.	Director

/S/ MARK J. KINGTON Mark J. Kington	Director

/S/ MARGARET A. MCKENNA Margaret A. McKenna	Director

/S/ FRANK S. ROYAL Frank S. Royal	Director

/S/ ROBERT H. SPILMAN, JR. Robert H. Spilman, Jr.	Director

/S/ DAVID A. WOLLARD David A. Wollard	Director

/S/ MARK F. MCGETTRICK Mark F. McGettrick	Executive Vice President and Chief Financial Officer

/S/ ASHWINI SAWHNEY Ashwini Sawhney	Vice President, Accounting and Controller

26

INDEX TO EXHIBITS

Exhibit No.	Description of Document
5.1	Opinion of Carter M. Reid, Vice President, General Counsel and Corporate Secretary of Dominion Resources, Inc.*

23.1	Consent of Carter M. Reid, Vice President, General Counsel and Corporate Secretary of Dominion Resources, Inc. (contained in Exhibit 5.1).

23.2	Consent of Deloitte & Touche LLP.*

24	Powers of Attorney (included on signature page).

*	Filed herewith.

27